                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

   FILED BY THE REGISTRANT [X]    FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

                             BTU International, Inc.
                (Name of Registrant as Specified In Its Charter)

                             BTU International, Inc.
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)  Title of each class of securities to which transaction applies:

2)  Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)  Proposed maximum aggregate value of transaction:

5)  Total fee paid:

[ ] Fee previously paid with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount Previously Paid:

2)  Form, Schedule or Registration Statement No.:

3)  Filing Party:

4)  Date Filed:

--------------------------------------------------------------------------------

                             BTU INTERNATIONAL, INC.
                                 23 ESQUIRE ROAD
                 NORTH BILLERICA, MASSACHUSETTS 01862-2596, USA

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 2, 2000

                                 ---------------

    Notice is hereby given that the Annual Meeting of Stockholders of BTU International, Inc. will be held at the offices of the Company, 23 Esquire Road, North Billerica, Massachusetts, at 10:00 A.M. on Friday, June 2, 2000, for the following purposes:

    1.   To elect four directors to serve for the ensuing year.

    2. To approve the Amendment No. 3 to the Company's 1993 Equity Incentive Plan increasing by 750,000 the shares available under the plan.

    3. To approve the Amendment No. 3 to the Company's 1988 Employee Stock Purchase Plan increasing by 200,000 the shares available under the plan.

    4. To transact any other business that may properly come before the meeting or any adjournment thereof.


    Stockholders of record at the close of business on April 24, 2000 are entitled to notice of and to vote at the meeting.

    If you are unable to be present personally, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.

                                   By Order of the Board of Directors




                                   JOHN E. BEARD
                                   Secretary

North Billerica, Massachusetts
May 3, 2000

                         ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 2, 2000

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

    The enclosed proxy is solicited on behalf of the Board of Directors of BTU International, Inc. ("BTU" or the "Company") to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held on June 2, 2000 or at any adjournment thereof. The cost of solicitation of proxies will be borne by BTU. Directors, officers and employees of BTU may also solicit proxies by telephone, telegraph or personal interview. BTU will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares. The Company has retained Corporate Investor Communications, for a fee of $6,000 plus reasonable out-of-pocket expenses, to solicit proxies from banks, brokers and nominees.

    The holders of record of shares of common stock, par value $.01 per share, of the Company (the "Common Stock") at the close of business on April 24, 2000 are entitled to notice and to vote at the Meeting. There were 6,867,338 shares of Common Stock outstanding on that date, each of which is entitled to one vote on each matter to come before the Meeting.

    Shares of Common Stock represented by proxies in the form enclosed, if properly executed and returned and not revoked, will be voted as specified, but where no specification is made, the shares will be voted to fix the number of directors at four and for the election as directors of the nominees named below, for Amendment No. 3 to the Company's 1993 Equity Incentive Plan, for Amendment No. 3 to the Company's 1988 Employee Stock Purchase Plan. To be voted, proxies must be filed with the Secretary prior to voting. Proxies may be revoked at any time before exercise by filing a notice of such revocation with the Secretary.

    The holders of a majority of the issued and outstanding shares of Common Stock, present in person or represented by proxy and entitled to vote, will constitute a quorum for the transaction of business at the Meeting. Directors shall be elected by a plurality of the votes cast at the meeting for the election of directors. A majority of the votes properly cast on each of Proposals 2 and 3 is necessary to approve those Proposals. The person designated as the election inspector will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e. shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the brokers or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for the purposes of determining the presence of a quorum, but neither abstentions nor brokers non-votes will have any effect on the outcome of voting on the matter.

    The Form 10-K for BTU's fiscal year ended December 31, 1999 has been mailed with this proxy statement. This proxy statement and the enclosed proxy were mailed to stockholders on the same date as the date of the Notice of Annual Meeting of Stockholders. The principal executive offices of BTU are located at 23 Esquire Road, North Billerica, Massachusetts 01862-2596.

                            1. ELECTION OF DIRECTORS

    The persons named in the enclosed proxy intend to vote each share as to which a proxy has been properly executed and returned and not revoked to fix the number of directors at four and in favor of the election as directors of the four nominees named below, all of whom are now directors of BTU, unless authority to vote for the election of any or all of such nominees is withheld by marking the proxy to that effect.

    The persons elected as directors will serve until the next Annual Meeting of Stockholders and until their successors are elected and shall qualify. It is expected that each of the nominees will be able to serve, but if any nominee is unable to serve, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees or to fix the number of directors at a lesser number.

                                                BUSINESS EXPERIENCES AND                                              DIRECTOR
         NAME                                    CURRENT DIRECTORSHIPS                                   AGE           SINCE
         ----                                   ------------------------                                 ---          --------
Paul J. van der Wansem...............     President, Chief Executive Officer and Chairman                 60            1979
                                          of the Board of Directors of the Company

David A.B. Brown.....................     Director of the Company; President of                           56            1989
                                          The Windsor Group, Inc., a management
                                          consulting firm of which he is co-founder;
                                          Director, EMCOR Group, Inc., an electrical and
                                          mechanical engineering company; Director,
                                          Marine Drilling Companies, an owner and
                                          operator of offshore drilling rigs; Director,
                                          Technical Communications Corp., a manufacturer
                                          and marketer of encryption equipment (1) (2)

J. Chuan Chu.........................     Director of the Company; Chairman of Columbia                   80            1991
                                          International Corporation, an engineering firm;
                                          Senior Advisor, Office of the President of SRI
                                          International, an international consulting firm;
                                          Director, Interproject Corp., an international
                                          construction and trading company; Senior Research
                                          Professor, Development Research Center, State
                                          Council, China (1) (2)

Joseph F. Wrinn......................     Director of the Company;                                        46            1999
                                          Vice President, and General Manager of the Assembly
                                          Test Division of Teradyne, Inc. (1) (2)

----------

(1) Member of Audit Committee

(2) Member of Stock Option and Compensation Committee (the "Compensation Committee")

    During 1999, the Board of Directors held six meetings. Mr. Van der Wansem and Mr. Brown attended 100% of the Board and relevant committee meetings during 1999; Mr. Wrinn attended 100% of the Board and relevant committee meetings after his election on April 9, 1999; and Dr. Chu attended 83% of the Board and relevant committee meetings during 1999. Each director who is not an officer or employee of the Company receives an annual retainer. For 1999, the annual retainer for directors was $10,000, which the directors are permitted to elect to take up to one-half in the form of stock options. The number of options is equal to twice the number of shares determined by dividing the cash amount by the fair market value of the common stock on the payment date. The exercise price of the options is equal to the fair market value of the common stock on the date of the award. The options become exercisable on the first anniversary of the date of grant and expire three years from the date of grant. Under this program, on April 1, 1999, Mr. Brown and Dr. Chu elected to receive an option to purchase 1,667 shares of common stock at an exercise price of $3.00 per share. On October 1, 1999 Mr. Brown, Dr. Chu and Mr. Wrinn elected to receive options to purchase 1,026 shares of common stock at an exercise price of $4.875 per share. In addition, each non-employee director receives $750 for each Board meeting attended and $500 for each committee meeting attended independent of a Board meeting.

    During 1999 the Company paid $15,000 in consulting fees to a company of which Dr. Chu is the chairman.

    Under the Company's 1998 Stock Option Plan for Non-Employee Directors, Mr. Wrinn received on April 9, 1999, the date he was elected to the Board of Directors, an option to purchase 2000 shares of BTU Common Stock with an exercise price equal to the fair market value of the stock on that date ($2.6875 per share); on May 21, 1999 Mr. Brown and Dr. Chu received an option to purchase 1,000 shares of BTU Common Stock with an exercise price equal to the fair market value of the stock on that date ($4.00 per share). These options become exercisable as to one-fourth of the shares on each of the first four anniversaries of the date of grant.

    The Audit Committee in 1999 was comprised of David A.B. Brown (Chairman), J. Chuan Chu and Joseph F. Wrinn, who are not employees of the Company. The Audit Committee held one meeting during 1999. The Audit Committee recommends to the Board of Directors the independent public accountants to be engaged by the Company; reviews with the independent public accountants and management the Company's internal accounting procedures and controls; and reviews with the independent public accountants the scope and results of the auditing engagement.

    The Compensation Committee, comprised in 1999 of David A.B. Brown (Chairman), J. Chuan Chu and Joseph F. Wrinn, administers the Company's stock option and compensation plans and provides recommendations to the Board of Directors regarding compensation matters. The Compensation Committee held no meetings independent of the Board of Directors meetings during 1999.

    The Company has no nominating committee.

    Mr. Joseph F. Wrinn was elected as a Director on April 9, 1999.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company's directors, its officers and any persons holding more than ten percent of the Company's Common Stock are required to report to the Securities and Exchange Commission holdings and transactions in the Common Stock. Specific due dates for these reports have been established, and the Company is required to report in this proxy statement any failure during 1999 to file by these dates. The Company's directors, officers and ten percent holders satisfied all of these filing requirements for 1999. In making these statements, the Company has relied on the written representations of its directors, officers and ten percent holders and copies of the reports that they have filed with the Commission and the Company.

BENEFICIAL OWNERSHIP OF SHARES

    The following table sets forth certain information regarding beneficial ownership as of April 24, 2000 of the Company's Common Stock (i) by each person known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) by each of the Company's directors and nominees, (iii) by each executive officer of the Company and (iv) by all directors and executive officers of the Company as a group.

                                                                                             COMMON STOCK
                                                                                        BENEFICIALLY OWNED (1)
                                                                                  ------------------------------------
                                                                                    NUMBER OF           PERCENT OF
             DIRECTORS AND EXECUTIVE OFFICERS                                        SHARES               CLASS
             --------------------------------                                       ---------           ----------

             Paul J van der Wansem (2)......................................        1,723,373              24.7%

             David A.B. Brown (3)...........................................            2,917                *

             J. Chuan Chu (3)...............................................            7,132                *

             Joseph F. Wrinn (3)............................................            1,500                *

             Santo J. DiNaro (4)............................................           15,000                *

             Thomas P. Kealy (4)............................................           18,430                *

             All directors and executive officers as a group
             (6 persons) (5)................................................        1,768,352              25.4%

             5% BENEFICIAL OWNERS
             --------------------

             FMR Corp. (6)..................................................          603,300               8.7%
               82 Devonshire Street
               Boston, MA  02109

             Dimensional Fund Advisors Inc. (7).............................          507,700               7.3%
               1299 Ocean Avenue
               Santa Monica, CA 90401

*  Less than one percent

(1) Except as otherwise noted, each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him or it.

(2) Includes 100,000 shares of Common Stock held by trusts, of which Mr. van der Wansem is a trustee, for the benefit of certain members of Mr. van der Wansem's family. Mr. van der Wansem disclaims beneficial ownership in the shares held in this trust. Also includes 12,223 shares held in a family limited partnership, in which Mr. van der Wansem is a general partner and a limited partner. Also includes 86,050 shares held by Mrs. van der Wansem, in which Mr. van der Wansem disclaims beneficial ownership. Includes 30,600 shares for Mr. van der Wansem which are a result of options exercisable within 60 days of the record date.

(3) Includes 2,917 shares for Mr. Brown, 6,157 for Dr. Chu and 500 for Mr. Wrinn which are a result of options exercisable within 60 days of the record date.

(4) Includes 10,000 shares for Mr. DiNaro and 5,400 for Mr. Kealy which are a result of options exercisable within 60 days of the record date.

(5) Includes 55,574 shares which are as a result of options which are exercisable within 60 days of the record date.

(6) According to information filed on February 14, 2000 with the Securities and Exchange Commission in a Schedule 13G, Edward C. Johnson 3d, FMR Corp., through its wholly owned subsidiary Fidelity Management & Research Company ("Fidelity"), and the Fidelity Low-Priced Stock Fund ("the Fund") each has sole power to dispose of the 603,300 shares owned by the Fund. Fidelity carries out voting of the shares under written guidelines established by the Fund's Board of Trustees.

(7) According to information filed on February 4, 2000 with the Securities and Exchange Commission in a Schedule 13G, Michael T. Scardina, of Dimensional Fund Advisors Inc., ("the Fund"), has sole power to dispose of the 507,700 shares owned by the Fund. The Fund carries out voting of the shares under written guidelines established by the Fund's Board of Trustees.

EXECUTIVE COMPENSATION

    The following table sets forth information with respect to compensation paid to or accrued on behalf of the persons who on December 31, 1999 were the chief executive officer and the two other most highly paid executive officers of the Company (the "Named Executive Officers"), for services to the Company for the years 1997, 1998 and 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                                                       AWARDS
                                                                ANNUAL               SECURITIES
                                                             COMPENSATION            UNDERLYING            ALL OTHER
    NAME AND PRINCIPAL POSITION                YEAR     SALARY($)   BONUS ($)      OPTIONS (#)(1)      COMPENSATION($)(2)
   ------------------------------------        ----     ---------   ---------      --------------      ------------------

   Paul J. van der Wansem................      1999      273,848     222,752           45,000               36,653
     Chairman and                              1998      260,000       2,290           40,000               36,453
     Chief Executive Officer                   1997      253,590       2,750           50,000               36,454

   Santo J. DiNaro.......................      1999      163,846      89,100           30,000                3,200
     Executive Vice President                  1998      150,000      16,291           30,000                2,192
                                               1997       11,538         536           20,000

   Thomas P. Kealy.......................      1999      105,597      35,775            5,000                2,112
     Vice President, Corporate Controller      1998      100,770         846            5,000                2,015
     and Chief Accounting Officer              1997       98,314       1,066            8,000                1,953


(1) Options listed for 1997 and 1998 were repriced on 9/29/98 (see Stock Option Repricing table).

(2) Consists of Company contributions to the 401(k) plan and, in the case of Mr. van der Wansem, payment for life insurance.



                             OPTION GRANTS IN 1999

    The following table sets forth information with respect to options granted to the Named Executive Officers during 1999.

                                                        INDIVIDUAL GRANTS
                                   ----------------------------------------------------------         POTENTIAL REALIZABLE
                                                                                                        VALUE AT ASSUMED
                                   NUMBER OF                                                         ANNUAL RATES OF STOCK
                                   SECURITIES       % OF TOTAL                                         PRICE APPRECIATION
                                   UNDERLYING       GRANTED TO       EXERCISE                           FOR OPTION TERM
                                    OPTIONS        EMPLOYEES IN        PRICE       EXPIRATION       ------------------------
                                   GRANTED(#)      FISCAL YEAR       ($/SHARE)        DATE          5% ($)           10% ($)
                                   ----------      ------------      ---------     ----------       ------           -------

Paul J. van der Wansem......         45,000            16.1%          $ 5.00        12/06/04      $   62,163       $  137,364

Santo J. DiNaro.............         30,000            10.7%          $ 5.00        12/06/04      $   41,442       $   91,576

Thomas P. Kealy.............          5,000             1.8%          $ 5.00        12/06/04      $    6,907       $   15,263

    The table below sets forth information with respect to the exercise of options during 1999 and the aggregate value at year end of options held by the Named Executive Officers.

                         AGGREGATED OPTION EXERCISES IN
                    LAST FISCAL YEAR AND FY-END OPTION VALUE

                                                                                                              (1)
                                                                                   NUMBER OF                VALUE OF
                                                                                   SECURITIES             UNEXERCISED
                                                                                   UNDERLYING             IN-THE-MONEY
                                                 SHARES                        UNEXERCISED OPTIONS     OPTIONS AT DECEMBER
                                              ACQUIRED ON                      AT DECEMBER 31, 1999         31, 1999
                                                EXERCISE          VALUE           EXERCISABLE/            EXERCISABLE/
                       NAME                          (#)       REALIZED ($)     UNEXERCISABLE (#)       UNEXERCISABLE ($)
              ----------------------           -----------     ------------    --------------------    -------------------

              Paul J. van der Wansem.....            0                0          30,600 / 116,400        87,975 / 239,025

              Santo J. DiNaro............            0                0          15,000 /  65,000        43,125 / 123,125

              Thomas P. Kealy............        4,000            9,000           5,400 /  17,600        15,525 /  39,975

        (1) Value is based on the closing sales price of the Company's Common Stock on December 31, 1999, the last trading day of 1999 ($5.75), less the applicable option exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Brown, Chu, and Wrinn, none of whom is or was an executive officer of the Company during 1999, served on the Compensation Committee.

STOCK OPTION REPRICING

    The following table sets forth information concerning the repricing of stock options. This repricing was offered to all employees, with a new four-year vesting schedule and five-year expiration for all repriced options. The table below sets forth information regarding repriced options held by the Named Executive Officers.

                             STOCK OPTION REPRICING

                                                   Number of
                                                  Securities       Market Price       Exercise                            Length
                                                  Underlying       of Stock at        Price at            New            Of Term
                                   Date of          Options          Time of           Time of          Exercise         Repriced
Name and Position                 Repricing        Repriced         Repricing         Repricing          Price           Options
-----------------                 ---------       ----------       ------------       ---------         --------         --------

Paul J. van der Wansem             9/29/98          12,000           $ 2.875          $ 4.88125          $ 2.875          5 Years
  President and                    9/29/98          50,000           $ 2.875          $ 3.75000          $ 2.875          5 Years
  Chief Executive Officer          9/29/98          40,000           $ 2.875          $ 4.31250          $ 2.875          5 Years

Santo J. DiNaro                    9/29/98          20,000           $ 2.875          $ 5.75000          $ 2.875          5 Years
  Executive Vice President         9/29/98          10,000           $ 2.875          $ 5.00000          $ 2.875          5 Years
                                   9/29/98          20,000           $ 2.875          $ 4.31250          $ 2.875          5 Years

Thomas P. Kealy                    9/29/98           5,000           $ 2.875          $ 4.43750          $ 2.875          5 Years
  Vice President                   9/29/98           8,000           $ 2.875          $ 3.75000          $ 2.875          5 Years
  Corporate Controller             9/29/98           5,000           $ 2.875          $ 4.31250          $ 2.875          5 Years
  Chief Accounting Officer

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee has submitted the following report:

    In January 1999 the Compensation Committee, as part of the Board of Directors meeting, continued the Management Incentive Compensation Plan that was adopted in 1996. This plan would pay executives of the Company a cash bonus based on attaining certain goals, these goals are both an earnings per share target and the accomplishment of specific organizational goals.

    Operating performance in 1999 resulted in payments pursuant to the Management Incentive Compensation Plan (see "Executive Compensation" for actual payment).

    The Company has an Incentive Profit Sharing Plan for all eligible employees. The persons included in the Management Incentive Compensation Plan are eligible to participate in the Company-wide profit sharing plan, but any earnings they derive from this plan during the year are deducted from their bonuses earned under the Management Incentive Compensation Plan.

    In December 1999 the Compensation Committee approved the issuance of stock options to all employees including executive officers (see "Option Grants in 1999" for actual grants to executive officers).




David A.B. Brown, Chairman
J. Chuan Chu
Joseph F. Wrinn

COMPARATIVE STOCK PERFORMANCE

    The following graph shows the cumulative total return on BTU Common Stock since December 31, 1994 compared to the Standard & Poors 500 Index and the Standard & Poors Technology Sector Index. Historical stock price performance is not necessarily indicative of future performance.

                              [PERFORMANCE GRAPH]




Research Data Group                            Peer Group Total Return Worksheet

BTU INTL INC

                                          Cumulative Total Return
                             --------------------------------------------------
                             12/94    12/95    12/96    12/97   12/98    12/99
BTU INTERNATIONAL, INC.      100.00    98.68    63.16   109.21   63.16   121.05
S & P 500                    100.00   137.58   169.17   225.61  290.09   351.13
S & P TECHNOLOGY SECTOR      100.00   144.04   204.35   257.67  445.72   780.60

* $100 INVESTED ON 12/31/94 IN STOCK OR INDEX-
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

        2. APPROVAL OF AMENDMENT NO. 3 TO THE 1993 EQUITY INCENTIVE PLAN

    Subject to stockholder approval at the Annual Meeting of Stockholders, the Board of Directors on February 10, 2000 approved a proposal to amend the Company's 1993 Equity Incentive Plan (as amended to date, the "Incentive Plan") to increase by 750,000 shares, the aggregate number of shares of Common Stock of the Company that may be delivered in connection with options, stock appreciation rights ("SARs") or other stock-based awards granted under the Incentive Plan.

    As of April 24, 2000 there were 123,623 shares of Common Stock available for award under the Incentive Plan. The Board of Directors believes that the number of shares that remain available for issuance under the Incentive Plan is insufficient to continue to fulfill the purpose of the Incentive Plan to attract, retain and reward key employees of the Company and accordingly, the number of shares of Common Stock authorized for delivery thereunder should be increased by 750,000 shares to 873,623 shares of Common Stock.

    The Incentive Plan is administered by the Compensation Committee. A total of 541,183 shares of Common Stock, which became available due to the expiration of the previous 1982 Stock Option Plan, was originally reserved for issuance under the Incentive Plan, subject to adjustment for stock dividends and similar events. The Incentive Plan was adopted by the Board of Directors on February 22, 1993. Stockholders approved the Incentive Plan at the Annual Meeting of Stockholders held on May 14, 1993. On April 23, 1997, the Board of Directors adopted Amendment No. 1 to the Incentive Plan ("Amendment No. 1") which provided for per-individual limitations on the number of shares of Common Stock issuable upon exercise of options and SARs under the Incentive Plan in order to comply with Section 162(m) of the Internal Revenue Code. Stockholders approved Amendment No. 1 at the Annual Meeting of Stockholders held on May 30, 1997. On February 13, 1998 the Board of Directors adopted Amendment No. 2 to the Incentive Plan ("Amendment No. 2") which increased by 500,000 shares, the aggregate number of shares of Common Stock of the Company that may be delivered in connection with options, stock appreciation rights ("SARs") or other stock-based awards granted under the Incentive Plan. Stockholders approved Amendment No. 2 at the Annual Meeting of Stockholders on May 22, 1998.

    The following is a summary of the Incentive Plan as currently in effect.
The full text of the Incentive Plan and Amendment No. 3 are available without charge upon request to Thomas P. Kealy, Vice President, Corporate Controller and Chief Accounting Officer, BTU International, Inc., 23 Esquire Road, North Billerica, Massachusetts 01862-2396.

GENERAL

    Under the Incentive Plan, the Compensation Committee may grant stock options (both incentive stock options and nonstatutory options), SARs, restricted stock, unrestricted stock, deferred stock grants, and performance awards, as well as loans in connection with such grants and awards and cash payments intended to offset income taxes due with respect to any such grant or award. Awards under the Incentive Plan may also include provision for the payment of dividend equivalents with respect to the shares subject to the awards. Employees of the Company and its subsidiaries and other persons or entities who, in the Compensation Committee's opinion, are in a position to make a significant contribution to the success of the Company are eligible to receive awards under the Incentive Plan. The maximum number of shares of Common Stock for which options may be granted to any individual in any year of the Incentive Plan is 250,000 and the maximum number of shares of Common Stock subject to SARs granted to an individual in any year of the Incentive Plan is likewise 250,000. These per-individual limitations are intended to be construed and applied consistent with the rules and regulations under Section 162(m) of the Internal Revenue Code.

    Stock Options. The exercise price of an incentive stock option granted under the Incentive Plan may not be less than 100% (110% in the case of ten percent or greater shareholders) of the fair market value of the Common Stock at the time of grant. The exercise price of a nonstatutory option granted under the Incentive Plan is determined by the Compensation Committee. The Compensation Committee sets the term of each option, which cannot exceed ten years from grant (five years from grant in the case of an incentive stock option granted to a ten percent or greater shareholder), and specifies the time or times each option will be exercisable. The exercise price may be paid in cash or check acceptable to the Company. Subject to certain additional limitations, the Compensation Committee may also permit the exercise price to be paid by tendering shares of Common Stock, by using a promissory note, by delivering to the Company an undertaking by a broker to deliver promptly sufficient funds to pay the exercise price, or a combination of the foregoing.

    Stock Appreciation Rights (SARs). SARs may be granted either alone or in tandem with stock option grants. Each SAR entitles the participant, in general, to receive upon exercise the excess of a share's fair market value at the date of exercise over the share's fair market value on the date the SAR was granted. The Incentive Plan also provides for SARs entitling the participant, upon exercise, to receive an amount based on certain other measures, including SARs that entitle the recipient to receive, following a change in control of the Company as determined by the Compensation Committee, an amount measured by specified values or averages of values prior to the change in control. If a SAR is granted in tandem with an option, the SAR will be exercisable only to the extent the option is exercisable. To the extent the option is exercised, the accompanying SAR will cease to be exercisable, and vice versa.

    Stock Awards. The Incentive Plan provides for awards of nontransferable shares of restricted Common Stock subject to forfeiture as well as of unrestricted shares of Common Stock. Restricted Common Stock must be forfeited to the Company if the participant ceases to be an employee before the restriction lapse. Other awards under the Incentive Plan may also be settled with restricted Common Stock.

    The Incentive Plan also provides for deferred grants entitling the recipient to receive shares of Common Stock in the future at such times and on such conditions as the Compensation Committee may specify, and performance awards entitling the recipient to receive cash or Common Stock following the attainment of performance goals determined by the Compensation Committee. Performance conditions and provisions for deferred stock may also be attached to other awards under the Incentive Plan.

    The Compensation Committee may approve loans from the Company in connection with the purchase of Common Stock under an award or the payment of taxes in connection with an award, and may provide for outright cash grants to make participants whole for certain taxes. A loan under the Incentive Plan will have such provision as the Compensation Committee determines but may not have a term exceeding ten years.

    Except as otherwise provided by the Compensation Committee, if a participant dies, options and SARs exercisable immediately prior to death may be exercised by the participant's executor, administrator or transferee during a period of one year following such death (or for the remainder of their original term, if less). Options and SARs not exercisable at a participant's death terminate. Outstanding awards of Restricted Stock must be transferred to the Company upon a participant's death and, similarly, Deferred Stock grants, performance awards and supplemental awards to which a participant is not irrevocably entitled will be forfeited unless otherwise provided.

    In the case of termination of a participant's association with the Company for reasons other than death, options and SARs remain exercisable, to the extent they were exercisable immediately prior to termination, for three months (or for the remainder of their original term, if less), shares of Restricted Stock must be resold to the Company, and other awards terminate, except as otherwise provided.

    In the case of certain mergers, consolidations or other transactions in which the Company is acquired or is liquidated, all outstanding awards will terminate. The Compensation Committee may, however, in its discretion cause unvested awards to vest or become exercisable, remove performance or other conditions on the exercise of or vested right to an award, or in certain circumstances provide for replacement awards.

FEDERAL TAX EFFECTS

    The following discussion summarizes certain federal income tax consequences of the exercise and receipt of options under the Incentive Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Incentive Plan, nor does it cover state, local or non-U.S. taxes.

    Incentive Stock Options. In general, an optionee realizes no taxable income upon the grant or exercise of an incentive stock option ("ISO"). However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one-and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

    Nonstatutory Options. In general, in the case of a nonstatutory option, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to the Company; and upon a subsequent sale or exchange of the shares, appreciation and depreciation after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

    In general, an ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is treated as a nonstatutory option. ISOs granted after 1986 are also treated as nonstatutory options to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

    Under the so-called "golden parachute" provisions of the Internal Revenue Code, options that vest in connection with a change in control of the Company may be required to be valued and taken into account in determining whether the participant has received payments in the nature of compensation that are contingent on the change in control ("parachute payments") equal to or greater than three times the participant's average compensation for the five years ended prior to the year in which the change in control occurs. If this limit is exceeded, the excess of the participant's parachute payments over one times the five-year average base amount may be subject to an additional 20% federal tax and may be nondeductible to the Company.

    The Board of Directors recommend that stockholders vote "FOR" the proposal to adopt Amendment No. 3.




     3. APPROVAL OF AMENDMENT NO. 3 TO THE 1988 EMPLOYEE STOCK PURCHASE PLAN

    Subject to stockholder approval at the Annual Meeting of Stockholders, the Board of Directors on February 10, 2000 approved an amendment (the "Amendment") to the Company's 1988 Employee Stock Purchase Plan (the "Purchase Plan") established in October 1988. The Amendment would increase the maximum number of shares of Common Stock subject to options under the Purchase Plan from 300,000 to 500,000 (subject to adjustment for stock splits and similar changes). As of April 24, 2000 there were 18,090 shares of Common Stock available for issuance under this Employee Stock Purchase Plan.

    Each employee of the Company or of a participating subsidiary of the Company having at least six months of continuous service on the date of grant of an option will be eligible to participate in the Purchase Plan. At December 31, 1999, there were approximately 260 employees eligible to participate in the Purchase Plan.

    The Purchase Plan is administered by the Compensation Committee. Options are granted twice yearly, on January 1 and July 1, and are exercisable effective on the succeeding June 30 or December 31. Options are exercisable through accumulation of payroll deductions (of not less tan 1/2% nor more than 10% of compensation as defined) for the number of whole shares determined by dividing the balance in the employee's withholding account on the last day of the option period by the purchase price per share for the stock determined under the Purchase Plan. The purchase price for shares will be the lower of 85% of the fair market value of the stock at the time of grant, or 85% of that value at the time of exercise.

    An employee may cancel his or her option at any time prior to exercise, and upon such cancellation, payments made shall be returned to the employee. Each employee's rights in an option will be exercisable during his or her lifetime only by the employee and may not be sold, pledged, assigned, or otherwise transferred. The employee may elect to have the amount credited to his or her withholding account at the time of his or her death or applied to the exercise of his or her option for the benefit of named beneficiaries. Nothing in the Purchase Plan is to be construed so as to give an employee the right to be retained in the service of the Company.

    No employee is to be granted an option under the Purchase Plan if such grant would permit him to purchase shares of BTU Common Stock under all employee stock purchase plans of the Company at a rate which exceeds $25,000 in fair market value of such stock (determined at the time the option is granted) for each calendar year during which any such option granted to him is outstanding at any time.

    The Purchase Plan is intended to be an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended. As a general matter, an employee will not realize any taxable income upon the grant or exercise of an option under the Purchase Plan. If shares acquired under the Purchase Plan are disposed of more than two years from the date of grant of the option, or in the event of the death of the employee (whenever occurring) while the employee owns the shares, ordinary compensation income will result equal to the lesser of (i) the excess of the fair market value of the shares at the time of disposition or death over the purchase price, or (ii) 15 percent of the shares' fair market value at the time the option was granted. Any additional gain will be long-term capital gain. If shares acquired under the Purchase Plan are disposed of less than two years after the date of grant of the option, the employee will generally realize ordinary compensation income equal to the excess of the fair market value of the shares at time of purchase over the purchase price, with any additional gain constituting long-term or short-term capital gain depending on the employee's holding period for such shares. BTU will not be entitled to any tax deduction in connection with the grant or exercise of purchase rights under the Purchase Plan unless an employee disposes of shares acquired under the Purchase Plan within the two-year period described above, in which case BTU will be entitled to a tax disposition.

    As of December 31, 1999 an aggregate of 281,910 shares of BTU Common Stock were purchased under the Purchase Plan.

    An affirmative vote of a majority of the shares present, in person or by proxy, and entitles to vote at the Annual Meeting is required to approve the Amendment.

    The Board of Directors recommend that stockholders vote "FOR" the proposal to adopt Amendment No. 3.





AUDIT MATTERS

    Arthur Andersen LLP has examined the financial statements of the Company for the year ended December 31, 1999. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement and to respond to appropriate questions from stockholders.

STOCKHOLDER PROPOSALS

    Proposals of stockholders submitted for consideration at the Annual Meeting of Stockholders in 2001 must be received by the Company no later than December 18, 2000.

OTHER BUSINESS

    The Board of Directors knows of no business that will come before the meeting for action except as described in the accompanying Notice of Annual Meeting of Stockholders. However, as to any such business, the persons designated as proxies will have discretionary authority to act in their best judgment.

FORM 10-K

    A COPY OF BTU'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS PROVIDE TO YOU CONCURRENTLY WITH THIS PROXY STATEMENT.

                                                                      0857-PS-00

BTU                            DETACH HERE

                                     PROXY

                   ANNUAL MEETING OF BTU INTERNATIONAL, INC.

                                  JUNE 2, 2000

     The undersigned hereby constitutes and appoints Paul J. van der Wansem and Thomas P. Kealy, or either of them with power of substitution to each, proxies to vote and act at the Annual meeting of Stockholders on June 2, 2000 at 10:00 a.m., and at any adjournments thereof, upon and with respect to the number of shares of Common Stock of the company as to which the undersigned may be entitled to vote or act. The undersigned instructs such proxies, or their substitutes, to vote in such manner as they may determine on any matters which may come before the meeting, all as indicated in the accompanying Notice of Meeting and Proxy Statement, receipt of which is acknowledged, and to vote on the following as specified by the undersigned. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Unless otherwise specified in the boxes provided on the reverse side hereof, the proxy will be voted IN FAVOR of all nominees for director, IN FAVOR of the amendment to 1993 Equity Incentive Plan, IN FAVOR of the amendment to the 1988 Employee Stock Purchase Plan and in the discretion of the named proxies as to any other matter that may come before this meeting or any adjournment thereof.

SEE REVERSE SIDE                                                SEE REVERSE SIDE

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

BTU                              DETACH HERE

[ ] PLEASE MARK VOTES AS IN THIS EXAMPLE

    PLEASE DO NOT FOLD THIS PROXY.

1. To fix the number of Directors for the ensuing year at (4), and to elect the following (4) Directors.

    Nominees: (1) Paul J. van der Wansem, (2) David A.B. Brown, (3) J. Chuan Chu and (4) Joseph F. Wrinn

               FOR ALL              WITHHELD FROM
               NOMINEES             ALL NOMINEES
                 [ ]                    [ ]

[ ] ______________________________________
    For all nominees except as noted above

2. Approve the Amendment to the 1993 Equity Incentive Plan, increasing the shares available under the plan.

                 FOR         AGAINST       ABSTAIN
                 [ ]           [ ]           [ ]

3. Approve the Amendment to the 1988 Employee Stock Purchase Plan, increasing the shares available under the plan.

                 FOR         AGAINST       ABSTAIN
                 [ ]           [ ]           [ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

Please sign exactly as name(s) appear hereon. When signing as attorney, executor, administrator, trustee, or guardian, please sign your full title as such. Each joint owner should sign.

Signature: _____________ Date: ________ Signature: ______________ Date: ________